UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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iCAD, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

April 9, 2012

Dear Fellow Stockholders:

You are cordially invited to attend iCAD, Inc.’s Annual Meeting of Stockholders which will be held on Tuesday, May 22, 2012, at 11:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.

Cordially,

Kenneth Ferry

President and Chief Executive Officer

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2012

To the Stockholders of iCAD, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) will be held on Tuesday, May 22, 2012, at 11:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174, for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To approve an amendment to our Certificate of Incorporation to effect a Reverse Stock Split;

3.	To approve the 2012 Stock In centive Plan;

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 30, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your Board of Directors believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. Further, the Board of Directors recommends a vote “FOR” ratifying the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm.

By Order of the Board of Directors,

April 9, 2012	Kevin C. Burns Executive Vice President of Finance and Chief Financial Officer, Treasurer and Secretary

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF iCAD, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF iCAD, INC. STOCK TO GAIN ADMISSION TO THE MEETING.

iCAD, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of iCAD, Inc. (the “Company”, “iCAD”, “we”, “us”, or “our”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2012, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 12, 2012.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

The address and telephone number of the principal executive offices of the Company are:

98 Spit Brook Road,

Suite 100

Nashua, NH 03062

Telephone No.:

(603) 882-5200

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

At the Annual Meeting, the stockholders of the Company will vote on proposals (1) to elect eight individuals to serve as directors, (2) to approve an amendment to our Certificate of Incorporation to effect a Reverse Stock Split, (3) To approve the 2012 Stock Incentive Plan (4) to ratify the appointment of BDO USA, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2012, and (5) any other matters properly brought before the Annual Meeting or any adjournment or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2012: This Proxy Statement and the Company’s Annual Report to Stockholders are available for review on the Internet at http://www.cstproxy.com/icadmed/2012.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s Common Stock at the close of business on March 30, 2012, (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights.

VOTING PROCEDURES

The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock that are present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. The affirmative vote of a majority of the issued and outstanding shares of Common Stock will be required to approve the proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split. All other matters at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock cast with respect thereto, provided a quorum is present. A quorum is present if, as of the Record Date, at least a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting, including the proposal to approve the adoption of the Company’s 2012 Stock Incentive Plan.

Votes will be counted and certified by one or more Inspectors of Election who are expected to be an employee of either Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock or a representative of the Company’s legal counsel. In accordance with Delaware law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. For purposes of determining approval of any other matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter, although it will have the same practical effect as a vote against the proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split.

Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. If a proxy is executed but no instructions as to how to vote are given the persons named as proxies in the accompanying proxy card intend to vote the shares represented in favor of the proposed nominees for director listed below, to approve an amendment to the Certificate of Incorporation to effect a reverse stock split, to approve the 2012 Stock Incentive Plan, and to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 described below.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal.

At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the eight persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company’s Board of Directors, has indicated to the Board of Directors of the Company that he or she will be available to serve.

All nominees have been recommended by the Company’s Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to iCAD and our Board.

		Principal Occupation	Director
Name	Age	or Employment	Since

Dr. Lawrence Howard	59	General Partner of Hudson Ventures, LP	2006

Kenneth Ferry	58	President and Chief Executive Officer,
		iCAD, Inc.	2006

Rachel Brem, MD	53	Professor and Vice Chair, Department
		of Radiology, The George Washington
		University, Washington, DC, Associate
		Director of the George
		Washington Cancer Institute	2004

Anthony Ecock	50	Senior Operating Executive,
		Welsh, Carson, Anderson & Stowe	2008

Michael Klein	58	Chief Executive Officer,
		US HIFU	2010

Steven Rappaport	63	Partner, RZ Capital, LLC	2006

Somu Subramaniam	57	Managing Partner, New Science Ventures	2010

Elliot Sussman, MD	60	Professor of Medicine,
		University of South Florida
		College of Medicine	2002

Dr. Lawrence Howard was appointed Chairman of the Board in 2007 and has been a director of the Company since November 2006. Dr. Howard has been, since March 1997, a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P. (“HVP”), a limited partnership that is qualified as a small business investment company. Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to HVP. Since November 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P. He was a founder and has been since November 1987, and continues to be, a director of Presstek, Inc. (“Presstek”), a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries, and served in various officer positions at Presstek from October 1987 to June 1993, lastly as its Chief Executive Officer. We believe Dr. Howard’s qualifications to serve on our Board of Directors include his financial expertise and his understanding of our products and market.

Kenneth Ferry has served as the Company’s President and Chief Executive Officer since May 2006. He has over 25 years of experience in the healthcare technology field, with more than 10 years’ experience in senior management positions. Prior to joining the Company, from October 2003 to May 2006, Mr. Ferry was Senior Vice President and General Manager for the Global Patient Monitoring business for Philips Medical Systems, a leader in the medical imaging and patient monitoring systems business. In this role he was responsible for Research & Development, Marketing, Business Development, Supply Chain and Manufacturing, Quality and Regulatory, Finance and Human Resources. From September 2001 to October 2003, Mr. Ferry served as a Senior Vice President in the North America Field Organization of Philips Medical Systems. From 1983 to 2001, Mr. Ferry served in a number of management positions with Hewlett Packard Company, a global provider of products, technologies, software solutions and services to individual consumers and businesses and Agilent Technologies, Inc., a provider of core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. We believe Mr. Ferry’s qualifications to serve on our Board of Directors include his global executive leadership skills and significant experience as an executive in the healthcare industry.

Dr. Rachel Brem is currently the Professor and Vice Chairman in the Department of Radiology at The George Washington University Medical Center and Associate Director of the George Washington Cancer Institute. Dr. Brem has been at the George Washington University since 2000. From 1991 to 1999 Dr. Brem was at the John Hopkins Medical Institution where she introduced image guided minimally invasive surgery and previously was the Director of Breast Imaging. Dr. Brem is a nationally and internationally recognized expert in new technologies for the improved diagnosis of breast cancer and has published over 80 manuscripts. We believe Dr. Brem’s qualifications to serve on our Board of Directors include her expertise in the medical field specifically the diagnosis of breast cancer as well as her understanding of our products and market.

Anthony Ecock is a General Partner with the private equity investment firm of Welsh, Carson, Anderson & Stowe ("WCAS"), which he joined in 2007. He has 25 years of experience in the healthcare field with 8 years in senior management positions at leading healthcare technology companies. At WCAS, Mr. Ecock leads the Resources Group, a team responsible for helping its 30 portfolio companies identify and implement initiatives to increase growth, earnings and cash flow. Before joining WCAS, he served as Vice President and General Manager of GE Healthcare’s Enterprise Sales organization from 2003 to 2007. From 1999 to 2003, he served as Senior Vice President and Global General Manager of Hewlett Packard’s, then Agilent’s and finally Philips’ Patient Monitoring divisions. Mr. Ecock spent his early career at the consulting firm of Bain & Company, where he was a Partner in the healthcare and technology practices and Program Director for Consultant Training. We believe Mr. Ecock’s qualifications to serve on our Board of Directors include his financial expertise and his years of experience in the healthcare and technology markets.

Michael Klein, is currently the Chief Executive Officer at US HIFU, previously he was President and CEO of Xoft, Inc, a position he held since 2005 until the sale of Xoft to iCAD, Inc. in December 2010. Mr. Klein led the development, approval and commercialization of Xoft’s non-radioactive x-ray technology for radiation therapy. The Xoft platform offering is used to treat breast, vaginal and skin cancers. Prior to joining Xoft, from 2000 to 2004, Mr. Klein served as Chairman, President and CEO of R2 Technology, Inc., a breast and lung cancer computer aided detection company. From 1997 to 2000 he served as General Manager of Varian Medical Systems’ Oncology Group where he managed businesses ranging from $25 million to $250 million. Mr. Klein has also served on the Board of Sanarus Medical, a breast biopsy and cryo-ablation company focused on the treatment of fibro adenomas. He received his MBA degree from the New York Institute of Technology and completed his post-graduate Executive Education Studies at Harvard University and Babson College. In 2008, Mr. Klein received the R&D Magazine Top 100 Award on behalf of Xoft, where honors were awarded for the 100 most technologically significant new products of 2008. A similar award was received in 2008 from Frost & Sullivan. We believe Mr. Klein’s qualifications to serve on our Board include his understanding of our products and market combined with his executive leadership skills and significant experience as an executive in the healthcare industry.

Steven Rappaport has been a partner of RZ Capital, LLC since July 2002, a private investment firm that also provides administrative services for a limited number of clients. From March 1995 to July 2002, Mr. Rappaport was Director, President and Principal of Loanet, Inc., an online real-time accounting service used by brokers and institutions to support domestic and international securities borrowing and lending activities. Loanet, Inc. was acquired by SunGard Data Systems in May 2001. From March 1992 to December 1994, Mr. Rappaport was Executive Vice President of Metallurg, Inc. (“Metallurg”), a producer and seller of high quality specialty metals and alloys, and President of Metallurg’s subsidiary, Shieldalloy Corporation. He served as Director of Metallurg from 1985 to 1998. From March 1987 to March 1992, Mr. Rappaport was Director, Executive Vice President and Secretary of Telerate, Inc. (“Telerate”), an electronic distributor of financial information. Telerate was acquired by Dow Jones over a number of years commencing in 1985 and culminating in January 1990, when it became a wholly-owned subsidiary. Mr. Rappaport practiced corporate and tax law at the New York law firm of Hartman & Craven from August 1974 to March 1987. He became a partner in the firm in 1979. Mr. Rappaport is currently serving as an independent director of Presstek and a number of open and closed end American Stock Exchange funds of which Credit Suisse serves as the investment adviser and a number of closed end mutual funds of which Aberdeen Investment Trust serves as the adviser. In addition, Mr. Rappaport serves as a director of several privately owned businesses and a few not for profit organizations. We believe Mr. Rappaport’s qualifications to serve on our Board of Directors include his extensive financial and legal expertise combined with his experience as an executive officer, partner and director.

Somu Subramaniam, is currently a Managing Partner and co-founder of New Science Ventures, a New York-based venture capital firm that invests in both early and late stage companies, using novel scientific approaches to address significant unmet needs and create order of magnitude improvements in performance. Mr. Subramaniam serves on several Boards of companies managed in New Science Venture’s portfolio, including Achronix Semiconductor Corporation, RF Arrays, Inc., Lightwire, Inc., Silicon Storage Technology, Inc., MagSil Corporation, Trellis BioScience, Inc., and BioScale, Inc. Prior to starting New Science Ventures in 2004, Mr. Subramaniam was a Director at McKinsey & Co. and at various times led their Strategy Practice, Technology Practice and Healthcare Practice. While at McKinsey, he advised leading multinational companies in the pharmaceuticals, medical devices, biotechnology, photonics, software and semiconductor industries. He was also a member of McKinsey’s Investment Committee. Mr. Subramaniam received his undergraduate degree (B.Tech) from the Indian Institute of Technology and his M.B.A. from Harvard Business School. We believe Mr. Subramaniam’s qualifications to serve on our Board include his extensive financial and legal expertise combined with his experience as an executive officer, partner and director.

Dr. Elliot Sussman is currently a Professor of Medicine at the University of South Florida College of Medicine. From 1993 to 2010, Dr. Sussman served as President and Chief Executive Officer of Lehigh Valley Health Network. Dr. Sussman served as a Fellow in General Medicine and a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania, and trained as a resident at the Hospital of the University of Pennsylvania. Dr. Sussman is a director and the Chairperson of the compensation committee of the Board of Directors of Universal Health Realty Income Trust, a public company involved in real estate investment trust primarily engaged in investing in healthcare and human service-related facilities. We believe Dr. Sussman’s qualifications to serve on our Board include his experience as a Chief Executive Officer of a leading healthcare network, combined with his medical background and his understanding of our products and market.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that Drs. Brem and Sussman and Messrs. Rappaport, Ecock, Klein and Subramaniam, meet the director independence requirements under the applicable Listing Rule of The NASDAQ Stock Market LLC (“NASDAQ”). In reaching this conclusion the Board reviewed the definition of independence under the applicable NASDAQ Listing Rule and the answers to annual questionnaires completed by each of the independent directors.

Leadership Structure

The Board believes that the Company and its stockholders are best served by having a Board Chairman whose duties are separate from those of the Chief Executive Officer. In accordance with our bylaws our Board of Directors elects our Chief Executive Officer and our Board Chairman. The Chairman is selected from among the directors.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

BOARD OF DIRECTOR MEETINGS AND BOARD COMMITTEES

During the fiscal year ended December 31, 2011, the Board held 16 meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. During 2011, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its Directors attend all Board and Committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance. four of the then serving seven directors attended last year's Annual Meeting of Stockholders.

BOARD COMMITTEES

The Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are comprised solely of persons who meet the definition of an “Independent Director” under the applicable Listing Rule of NASDAQ. In addition, the Board has determined that each member of the Audit Committee meets the independence requirements of applicable SEC rules. The Audit Committee and the Compensation Committee operate under written charters adopted by the Board of Directors. A copy of our Nominating and Corporate Governance Committee charter, our Audit Committee Charter and our Compensation Committee Charter are available on our website, at the following address:

www.icadmed.com/investors/profile/corporateprofile.cfm

The Audit Committee, among other things, selects the firm to be appointed as the independent registered public accounting firm to audit our financial statements and reviews and discusses the scope and results of each audit with the independent registered public accounting firm and with management. The Audit Committee held five meetings during 2011. The Audit Committee currently consists of, Mr. Rappaport, Chairperson, and Mr. Ecock and Dr. Sussman. The Board of Directors has determined that Mr. Rappaport qualifies as the Audit Committee’s “financial expert” under applicable SEC rules and determined that each member met the criteria of “independent director” under applicable NASDAQ and SEC rules.

The Nominating and Corporate Governance Committee is responsible for, among other things, developing and recommending to the Board corporate governance policies for iCAD, establishing procedures for the director nomination process and recommending nominees for election to the Board. The Nominating and Corporate Governance Committee held one meeting during 2011. The Nominating and Corporate Governance Committee currently consists of, Mr. Ecock, Chairperson, and Dr. Brem and Mr. Subramaniam each of whom was determined by the Board to have met the criteria of an “independent director” under applicable NASDAQ rules.

The Compensation Committee of the Board of Directors is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and administering our various stock option and incentive plans. Under our 2007 Stock Incentive Plan certain of the administrative functions may be delegated to our Chief Executive Officer or Chief Financial Officer. The Compensation Committee held four meetings during 2011. The Compensation Committee currently consists of, Dr. Sussman, Chairperson, and Dr. Brem and Mr. Klein. The Board of Directors determined that each met the criteria of an “independent director” under applicable NASDAQ rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires certain of our officers and our directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2011, all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with.

CODE OF BUSINESS CONDUCT AND ETHICS

iCAD has developed and adopted a comprehensive Code of Business Conduct and Ethics to cover all employees. Copies of the Code of Business Conduct and Ethics can be obtained, without charge, upon written request, addressed to:

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

Attention: Corporate Secretary

COMMUNICATIONS WITH THE BOARD

The Board of Directors, through its Nominating and Corporate Governance Committee, has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of iCAD, Inc. c/o Corporate Secretary, 98 Spit Brook Road, Suite 100, Nashua, NH 03062. Stockholders should identify their communication as being from an iCAD stockholder. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by an iCAD stockholder before transmitting the communication to the Board of Directors.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, iCAD, Inc., 98 Spit Brook, Suite 100, Nashua, NH 03062.

The Nominating and Corporate Governance Committee will consider nominees recommended by iCAD stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications, and complies with the procedures set forth below under “Deadline and Procedures for Submitting Board Nominations”. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Rules, or, alternatively, a statement that the recommended candidate would not be so barred. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive. A nomination which does not comply with the above requirements will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Nominating and Corporate Governance Committee. When reviewing candidates to our Board, the Nominating and Corporate Governance Committee consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating and Corporate Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for iCAD. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to iCAD. Such persons should not have commitments that would conflict with the time commitments of a Director of iCAD. Such persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials in the context of the foregoing standards.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our By-laws requires a stockholder wishing to nominate a candidate for election to our Board of Directors at a meeting of our stockholders to give written notice, containing the required information specified above, that must be delivered personally to or mailed to and received by our Corporate Secretary at our principal executive offices (currently located at 98 Spit Brook Road, Suite 100, Nashua, NH 03062), not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that we give less than 65 days notice or prior public disclosure of the date of the meeting to our stockholders, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. Any such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by us pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by our Board of Directors; and (vi) the written consent of each nominee to serve as our director, if so elected.

COMPENSATION OF DIRECTORS

Compensation of Directors is determined by the Board in conjunction with recommendations made by the Compensation Committee. The following is the 2011 compensation paid to those members of the Board who are not employed by us or any of our subsidiaries and were not employed by us or any of our subsidiaries at December 31, 2011, our “Non-Employee Directors”.

2011 Non-Employee Director Compensation:

Cash Compensation

a) Amounts. For 2011, each Non-Employee Director received an annual retainer of $18,000 (pro-rated for those directors who did not serve for the entire calendar year) except for the Chairperson of the Board who received an annual retainer of $35,000. In addition to the $18,000 retainer, the Chairperson of the Audit Committee received an annual fee of $7,500 and the Chairperson of the Compensation Committee received an annual fee of $3,000. Our designated “financial expert” also received an additional annual fee of $5,000 unless the financial expert is also the Chairperson of the Audit Committee and received the $7,500 fee for acting as such Chairperson.

Additionally, for each Board or Board Committee meeting attended in person, each Non-Employee Director received $1,000. For each Board meeting attended telephonically, each Non-Employee Director received $1,000. For each Board Committee meeting attended telephonically, each Non-Employee Director received $500.

b) Payment Dates. The Non-Employee Director annual board retainer, Committee Chair retainer and the designated financial expert retainer was paid quarterly, in arrears on the 20th day of April, July, October and January of each year (or if such date was not a business day on the next following business day). The $1,000 and/or $500 fees for attendance at Board or Board Committee meetings was also paid in arrears on the 20th day of April, July, October and January of each year (or if such date was not a business day on the next following business day) for meetings attended in the immediately preceding quarter (each a “payment date”).

c) Election to receive options in lieu of cash fees.

In lieu of receiving the cash payments set forth above, each Non-Employee Director was entitled to choose to receive five-year non-qualified stock options to purchase that number of shares of our Common Stock that has a Black Scholes value (as determined by us using the same methodology we use to calculate options for purposes of our audited financial statements) on a given payment date equal to the value of the cash fees the director would otherwise be entitled to. An election, once made, was irrevocable and covered all of the cash fees for the ensuing year. Any options issued under this election vested immediately upon the date of issuance and had an exercise price equal to the fair market value of the common stock on the applicable payment date and were not subject to forfeiture as a result of the director ceasing to act as a director of iCAD.

Equity Compensation

a.) Initial Awards of Options for New Directors.

Any person who is elected or appointed as an Non-Employee Director and who has not served as our director in the prior calendar year automatically receives, on the date of election or appointment to the Board, an award of five-year immediately exercisable non-qualified stock options to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant and that will not be subject to forfeiture as a result of the director ceasing to act as our director.

b.) Quarterly Option Awards.

On each payment date in 2011, each Non-Employee Director was granted five-year immediately exercisable non-qualified options to purchase shares of our Common Stock. The options were payable in arrears for Board or Board Committee services rendered by the Non-Employee Director in the three month period immediately preceding the date of the award or “Service Period”. The exercise price of these options are equal to the fair market value of the Common Stock on the applicable quarterly payment date and are not subject to forfeiture as a result of the director ceasing to act as our director. A total of 3,750 options were granted to each director who served for the entire Service Period. Any Non-Employee Director who served for only a portion of the Service Period received proportionately fewer options.

The following table provides information on director compensation paid by us to our “Non-Employee Directors” during 2011. An executive officer who serves on our Board does not receive additional compensation for serving on the Board.

DIRECTOR COMPENSATION

	Fees earned or	Option
	paid in cash	Awards (1)	Total
Name (2)	($)	($)	($)
Dr. Lawrence Howard	41,000	14,357	55,357
Dr. Rachel Brem	25,500	14,357	39,857
Anthony Ecock	26,000	4,949	30,949
Steven Rappaport	34,000	11,953	45,953
Dr. Elliot Sussman	31,500	10,594	42,094
Michael Klein	23,500	4,949	28,449
Somu Subramaniam	24,000	4,949	28,949

1)	The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note [5] to our Consolidated financial statements on Form 10K. All options granted to directors in 2011 vested immediately.
2)	As of December 31, 2011, the aggregate number of unexercised stock options held by each person who was a Non-Employee director was as follows: Dr. Howard – 96,250; Dr. Brem – 246,575; Mr. Ecock – 77,500; Mr. Rappaport – 269,570; Dr. Sussman – 224,407; Mr. Klein – 36,250 and Mr. Subramaniam – 36,250.

2011 Non-Employee Director Compensation:

Our Compensation Committee and Board of Directors determined to continue to compensate our Non-Employee Directors in 2012 and beyond at the same rate as the 2011 compensation discussed above and will review it periodically as necessary.

EXECUTIVE OFFICERS

All officers serve at the direction of our Board of Directors. The Board elects our officers.

In addition to Mr. Kenneth Ferry, our President and Chief Executive Officer, our other executive officers are Mr. Kevin Burns, our Executive Vice President of Finance and Chief Financial Officer, Ms. Stacey Stevens, our Senior Vice President of Marketing and Strategy and Mr. Jonathan Go, our Senior Vice President of Research and Development.

Kevin Burns, 41, has served as the Company’s Executive Vice President of Finance and Chief Financial Officer and Treasurer since April 2011. Mr. Burns has approximately twenty years of professional experience in finance primarily in the technology industry. Most recently, Mr. Burns served as senior vice president and chief financial officer at AMICAS, Inc., a publicly traded image and information management solutions company. During his tenure at AMICAS, from November 2004 to May 2010, Mr. Burns led significant revenue and profit growth and effected a successful sale of the company. Prior to joining AMICAS, Mr. Burns was responsible for corporate planning at NMS Communications, a public telecom equipment company in the wireless applications and infrastructure market, from November 2003 to November 2004. Previously, Mr. Burns was the director of corporate development at Demantra, Inc. and has also held senior management positions in finance, accounting and corporate development at MAPICS, Inc. and Marcam Corporation, both public software companies. Mr. Burns earned both a Bachelor of Science degree in Finance and an MBA degree from Babson College.

Stacey Stevens, 44, has served as the Company’s Senior Vice President of Marketing and Strategy since June 2006. During the past 20 years, Ms. Stevens has served in a variety of sales, business development, and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard's Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From February 2005 until joining the Company she was Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips' Healthcare Business. From 2003 to January 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips where she was responsible for all marketing and certain direct sales activities for the America's Field Operation. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Graduate School of Management.

Jonathan Go, 48, has served as the Company’s Senior Vice President of Research and Development since October 2006. Mr. Go brings more than twenty years of software development experience in the medical industry to his position with the Company. From February 1998 to May 2006, Mr. Go served as Vice President of Engineering at Merge eMed Inc., a provider of Radiology Information System and Picture Archiving and Communication Systems solutions for imaging centers, specialty practices and hospitals. At Merge eMed, Mr. Go was responsible for software development, product management, testing, system integration and technical support for all of eMed's products. From July 1986 to January 1998, Mr. Go held various development roles at Cedara Software Corp. in Toronto culminating as Director of Engineering. Cedara Software is focused on the development of custom engineered software applications and development tools for medical imaging manufacturers. At Cedara Mr. Go built the workstation program, developing multiple specialty workstations that have been adopted by a large number of partners. Mr. Go earned a Bachelor of Science in Electrical Engineering from the University of Michigan and a Masters of Science in Electrical Engineering and Biomedical Engineering from the University of Michigan.

EXECUTIVE COMPENSATION

The following table provides information on the compensation provided by us during fiscal years 2011 and 2010 to (i) those persons who served in the capacity as our Chief Executive Officer, and (ii) the two most highly compensated executive officers other than the Chief Executive Officer, who served in such capacity during 2011 and at the end of 2011 (as well as one individual who was one of the two most highly compensated executive officers, but was no longer serving in such capacity at December 31, 2011) whose total compensation exceeded $100,000 (collectively the Named Executive Officers).

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
		Salary	Bonus (1)	Awards (2)	Awards (3)	(4)	(5)	Total
Name and Principal Position	Year	$	$	$	$	$	$	$
Kenneth Ferry
President, Chief Executive Officer	2011	383,470	—	203,980	353,140	212,000	33,661	1,186,251
	2010	368,474	51,500	214,500	—	203,500	32,665	870,639
Jonathan Go
Senior Vice President of R&D	2011	223,039	—	—	105,970	90,000	22,125	441,134
	2010	213,077	13,500	35,750	—	76,500	22,125	360,952
Stacey Stevens
Senior Vice President of Marketing and Strategy	2011	233,900	—	—	109,260	94,000	22,125	459,285
	2010	221,007	50,000	107,240	—	45,000	22,125	445,372
Darlene Deptula-Hicks (6)
Executive Vice President of Finance, Chief Financial Officer	2011	253,974	—	—	58,560	—	10,476	323,010
	2010	243,976	17,000	71,500	—	98,000	22,125	452,601

(1)	Represents discretionary bonuses earned for 2010 paid in 2011 that were awarded to the Named Executive Officers in lieu of or in addition to any incentive bonus to which they were otherwise entitled to under the terms of their respective employment agreements.
(2)	The amounts included in the “Stock Awards” column represents the grant date fair value of the restricted stock awards granted to the Named Executive Officers, computed in accordance with FASB ASC Topic 718.
(3)	The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards granted to the Named Executive Officers, computed in accordance with FASB ASC Topic 718.
(4)	Represents performance-based cash incentive bonuses paid in 2012 that were earned in 2011 under the Named Executive Officers respective employment agreements. The targeted incentive bonus for 2011 in the amount contemplated by each such executive officer’s employment agreement (55% of annual base salary for Mr. Ferry and 40% of annual base salary for Ms. Stevens and Mr. Go) for achieving the pretax profit goals and objectives determined previously by the Board (but not the revenue goals and objectives previously established by the Board for Ms. Stevens) The 2011 performance target for Messrs. Ferry (100%) and Go (100%) and Ms. Stevens (50%) was the Company's achievement of approximately $12.3 million of pretax loss before any extra ordinary expense, as established by the Board of Directors. The Company’s actual pretax profit before extraordinary expenses was 101% of the target. In addition, 50% of the 2011 performance target for Ms. Stevens was the Company's achievement of approximately $33.3 million of revenue. The Company actual results were at 86% of the targeted revenue established by the Board of Directors. For the year ended December 31, 2011, Messrs. Ferry and Go and Ms.Stevens received performance-based cash incentive bonuses of $212,000, $90,000 and $94,000, respectively, pursuant to their employment agreements.
(5)	The amounts shown in the “All Other Compensation” column for Mr. Ferry consists of an automobile allowance of $26,400 for each of 2011 and 2010, and $2,140 and $3,136 of life insurance premiums paid by us each year. For Ms. Stevens and Mr. Go the amounts represent payments of an automobile allowance of $18,000. In addition, $4,125 of a 401K Company match was paid each year to Messrs. Ferry and Go and Ms. Stevens. For Ms. Deptula-Hicks the amounts represents payments of an automobile allowance of $7,269 and $18,000 and a 401K Company match of $3,207 and 4,125, for 2011 and 2010, respectively.
(6)	On April 27, 2011, the Company and Ms. Darlene Deptula-Hicks, formerly Executive Vice President of Finance, Chief Financial Officer and treasurer of the Company, mutually agreed to enter into a Separation Agreement. The Separation Agreement provided that, in accordance with her employment agreement, Ms. Deptula-Hicks receive severance payments in an amount equal to her base salary in installments over a one-year period, and that the unvested shares of restricted stock previously awarded to her will continue to vest in accordance with the terms of the restricted stock agreements governing such awards. Ms. Deptula-Hicks continued to serve as a non-executive employee of the Company until May 13, 2011.

Narrative Disclosure to Summary Compensation Table

Employment Contracts for our Named Executive Officers

We have entered into the following employment agreements with our Named Executive Officers and their compensation is determined, in part, based upon these employment agreements:

Mr. Kenneth Ferry, our President and Chief Executive Officer. On June 25, 2008, we entered into a new employment agreement, effective as of June 1, 2008, with Mr. Ferry. This agreement replaced and superseded the previous employment agreement entered into between us and Mr. Ferry in May 2006. Mr. Ferry’s employment agreement provides for his employment as our Chief Executive Officer and President for an initial term through December 31, 2012, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $355,000 with such increases as determined by the Board. Mr. Ferry is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for his eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 55% of his base salary if we achieve goals and objectives determined by the Board. Mr. Ferry will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to him by the Board.

The employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason,” Mr. Ferry will receive an amount equal to his base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of his termination. In the event that within six months of a “change in control”, either (i) Mr. Ferry is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason,” as all such terms are defined in the employment agreement, he will be entitled to receive his base salary then in effect for two (2) years from the date of termination plus any incentive bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.

Pursuant to his agreement, Mr. Ferry was also granted, in 2008, a restricted stock award of 100,000 shares of Common Stock. The restricted stock award vested in three equal annual installments with the final installment vesting on May 31, 2011. The unvested portion of the award will automatically vest if Mr. Ferry’s employment is terminated without cause or for good reason within six (6) months of a change in control.

On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Ferry’s annual base salary to $370,000 and awarded him 150,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.

On March 29, 2011, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Ferry’s annual base salary to $385,000 (retroactively to March 1, 2011) and granted him options to purchase, under the Company’s 2007 Stock Incentive Plan, 300,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on March 29, 2011, such options to be exercisable in three equal annual installments with the first installment commencing on March 29, 2012 and the options expiring on the ten year anniversary of the grant date.

On February 7, 2012, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Ferry’s annual base salary to $400,000 (effective March 1, 2012) and granted him options to purchase, under the Company’s 2007 Stock Incentive Plan, 200,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on February 7, 2012, such options to be exercisable in three equal annual installments with the first installment commencing on February 7, 2013 and the options expiring on the ten year anniversary of the grant date.

Mr. Jonathan Go, our Senior Vice President of Research and Development. On June 25, 2008, we entered into a new employment agreement, effective as of June 1, 2008, with Mr. Go. This agreement replaced and superseded the previous employment agreement entered into between us and Mr. Go in June 2006. Mr. Go’s employment agreement provides for his employment for an initial term through December 31, 2011, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $205,000 with such increases as determined by the Board. Mr. Go is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for his eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 40% of his base salary if we achieve goals and objectives determined by the Board. Mr. Go will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to him by the Board.

The employment agreement provides that if his employment is terminated without “cause” or if she terminates his employment for “good reason,” Mr. Go will receive an amount equal to his base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of his termination. In the event that within six months of a “change in control”, either (i) Mr. Go is terminated by the Company without “cause” or (ii) she terminates his agreement for “good reason,” as all such terms are defined in the employment agreement, she will be entitled to receive his base salary then in effect for one (1) year from the date of termination plus any incentive bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.

Pursuant to his agreement, Mr. Go was also granted, in 2008, a restricted stock award of 30,000 shares of Common Stock. The restricted stock award vested in three equal annual installments with the final installment vesting on May 31, 2011. The unvested portion of the award will automatically vest if Mr. Go employment is terminated without cause or for good reason within six (6) months of a change in control.

On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Go’s annual base salary to $215,000 and awarded him 25,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.

On March 29, 2011, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Go’s annual base salary to $225,000 (retroactively to March 1, 2011) and granted him options to purchase, under the Company’s 2007 Stock Incentive Plan, 100,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on March 29, 2011, such options to be exercisable in three equal annual installments with the first installment commencing on March 29, 2012 and the options expiring on the ten year anniversary of the grant date.

On February 7, 2012, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Mr. Go’s annual base salary to $235,000 (effective March 1, 2012) and granted him options to purchase, under the Company’s 2007 Stock Incentive Plan, 100,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on February 7, 2012, such options to be exercisable in three equal annual installments with the first installment commencing on February 7, 2013 and the options expiring on the ten year anniversary of the grant date.

Ms. Stacey Stevens, our Senior Vice President of Marketing and Strategy. On June 25, 2008, we entered into a new employment agreement, effective as of June 1, 2008, with Ms. Stevens. This agreement replaced and superseded the previous employment agreement entered into between us and Ms Stevens in June 2006. Ms. Stevens employment agreement provides for her employment for an initial term through December 31, 2011, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $200,000 with such increases as determined by the Board. Ms. Stevens is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance. The agreement also provides for his eligibility to receive, during each employment year during the term of the agreement, a target annual incentive bonus of 40% of her base salary if we achieve goals and objectives determined by the Board. Ms. Stevens will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to her by the Board.

The employment agreement provides that if her employment is terminated without “cause” or if she terminates his employment for “good reason,” Ms. Stevens will receive an amount equal to her base salary then in effect for one (1) year plus the pro rata portion of any incentive bonus earned in any employment year through the date of her termination. In the event that within six months of a “change in control”, either (i) Ms. Stevens is terminated by the Company without “cause” or (ii) she terminates her agreement for “good reason,” as all such terms are defined in the employment agreement, she will be entitled to receive her base salary then in effect for one (1) year from the date of termination plus any incentive bonus which otherwise would have been payable to her for any employment year in which the date of her termination occurred.

Pursuant to her agreement, Ms. Stevens was also granted, in 2008, a restricted stock award of 35,000 shares of Common Stock. The restricted stock award vested in three equal annual installments with the final installment vesting on May 31, 2011. The unvested portion of the award will automatically vest if Ms. Stevens employment is terminated without cause or for good reason within six (6) months of a change in control.

On March 1, 2010, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Ms. Stevens annual base salary to $225,000 and awarded her 75,000 shares of restricted common stock. The new restricted stock award will vest in three equal annual installments with the first installment vesting on March 1, 2011.

On March 29, 2011, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Ms. Stevens annual base salary to $235,000 (retroactively to March 1, 2011) and granted her options to purchase, under the Company’s 2007 Stock Incentive Plan, 100,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on March 29, 2011, such options to be exercisable in three equal annual installments with the first installment commencing on March 29, 2012 and the options expiring on the ten year anniversary of the grant date.

On February 7, 2012, the Company’s Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, increased Ms. Stevens annual base salary to $245,000 (effective March 1, 2012) and granted her options to purchase, under the Company’s 2007 Stock Incentive Plan, 100,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Company's Common Stock on February 7, 2012, such options to be exercisable in three equal annual installments with the first installment commencing on February 7, 2013 and the options expiring on the ten year anniversary of the grant date.

Ms. Darlene Deptula-Hicks, our former Executive Vice President of Finance and Chief Financial Officer. On April 27, 2011, the Company and Ms. Deptula-Hicks, mutually agreed to enter into a Separation Agreement. The Separation Agreement provides that in accordance with the employment agreement, Ms. Deptula-Hicks will receive severance payments in an amount equal to her base salary in installments over a one-year period, that the unvested shares of restricted stock previously awarded to her will continue to vest in accordance with the terms of the restricted stock agreements governing such awards. Ms. Deptula-Hicks continued to serve as a non-executive employee of the Company until May 13, 2011. Ms. Deptula-Hicks also agreed to be bound by her confidentiality, non-competition and non-solicitation obligations under the employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding stock options and restricted stock held by each of the Named Executive Officers at December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Kenneth Ferry	200,000	(1)	—		3.89	7/18/2012	100,000	(5)	57,000
	—		300,000	(2)	1.15	3/29/2021	200,000	(6)	114,000
	—		350,000	(3)	1.02	7/8/2021
Darlene Deptula-Hicks	—		—		—	—	33,333	(5)	19,000
Stacey Stevens	100,000	(1)	—		3.89	7/18/2012	50,000	(5)	28,500
			100,000	(2)	1.15	3/29/2021
			100,000	(3)	1.02	7/8/2021
Jonathan Go	75,000	(1)	—		3.89	7/8/2012	16,666	(5)	9,500
			100,000	(2)	1.15	3/29/2021
			150,000	(4)	0.63	11/10/2021

(1)	Each of theses options vested in three equal annual installments with the first installment having vested on July 18, 2008.
(2)	Each of theses options vest in three equal annual installments with the first installment vesting on March 29, 2012.
(3)	Each of theses options vest in three equal annual installments with the first installment vesting on July 8, 2012.
(4)	This option vests in three equal annual installments with the first installment vesting on November 10, 2012.
(5)	Each of these restricted stock awards vest in two equal annual installments with the first installment vesting on March 1, 2012.
(6)	This restricted stock award vests in three equal annual installments with the first installment vesting on July 8, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT.

The following table sets forth certain information regarding our Common Stock owned on March 30, 2012 by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our Common Stock, (ii) each of our Named Executive Officers, (iii) each of our directors and (iv) all current executive officers and directors as a group. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

BENEFICIAL OWNERSHIP TABLE

		Number of Shares
Title	Name of	Beneficially		Percentage
of Class	Beneficial Owner	Owned (1) (2)		of Class
Common	Robert Howard	4,354,953	(3)	8.1%
Common	Dr. Lawrence Howard	2,058,353	(4)	3.8%
Common	Kenneth Ferry	1,088,000	(5)	2.0%
Common	Dr. Rachel Brem	250,325	(6)	*
Common	Anthony Ecock	81,250	(7)	*
Common	Steven Rappaport	475,379	(8)	*
Common	Dr. Elliot Sussman	342,610	(9)	*
Common	Michael Klein	352,538	(10)	*
Common	Somu Subramaniam	1,892,480	(11)	3.5%
Common	Kevin Burns	166,667	(12)	*
Common	Jonathan Go	210,001	(13)	*
Common	Stacey Stevens	293,406	(14)	*
Common	All current executive officers and directors as a group (11 persons)	7,211,009		13.0%

*	Less than one percent
1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 30, 2012, upon (i) the exercise of options; (ii) vesting of restricted stock; (iii) warrants or rights; (iv) through the conversion of a security; (v) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (vi) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner’s percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 30, 2012, have been exercised.
2)	Unless otherwise noted, we believe that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.
3)	Notes 3-14 to be updated as of the record date

Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	4,230,796	$1.81	862,574
Equity compensation plans not approved by security holders (1):	1,172,815	$2.46	-0-
Total	5,403,611	$1.95	862,574

(1)	Represents the aggregate number of shares of common stock issuable upon exercise of individual arrangements with non-plan option holders. See Note 5 of Notes to our consolidated financial statements for a description of our Stock Option and Stock Incentive Plans and certain information regarding the terms of the non-plan options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee is responsible for reviewing and approving or ratifying related-persons transactions. A related person is any executive officer, director, nominee for director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. In addition, pursuant to our Code of Business Conduct and Ethics, all of our employees and directors who have become aware of a conflict or potential conflict of interest, are required to notify our Chief Executive Officer. There are no written procedures governing any review of related person transactions.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and representatives of BDO USA, LLP to review preparations for the audit and the procedures and timing of the audit of our financial statements. Following completion of the audit of the financial statements, the Audit Committee met with representatives of BDO USA, LLP and management to review the audit findings. The Audit Committee also discussed with representatives of BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communication with Audit Committees”, as adopted by the Public Accounting Oversight Board.

The Audit Committee received the written disclosures and the confirming letter from BDO USA, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Audit Committee -

Steven Rappaport (Chairperson), Anthony Ecock, Elliot Sussman, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by its independent registered public accountants, BDO USA, LLP (formerly BDO Seidman, LLP) for professional services rendered for the years ended December 31, 2011 and 2010:

Audit Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2011 and 2010, the review of the financial statements included in the Company's Forms 10-Q and consents issued in connection with the Company’s filings on Form S-3 and S-8 for 2011 and 2010 totaled $xxx,000 and $289,000, respectively.

Audit-Related Fees. The fees billed by BDO USA, LLP for audit fees related to the Xoft acquisition for the year ended December 31, 2011 and 2010 was $xxx,000 and $129,000, respectively.

Tax and all other Fees. No tax fees or other fees were paid to BDO USA, LLP for the years ended December 31, 2011 and 2010.

Pre-Approval Policies and Procedures

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO USA, LLP. Consistent with the Audit Committee's responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee pre-approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to pre-approve any services arising during the year that were not pre- approved by the Audit Committee. Services pre-approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee pre-approved the foregoing audit services provided by BDO USA, LLP.

STOCK PERFORMANCE GRAPH

The following chart sets forth a line graph comparing performance of the Company’s Common Stock, over the past five years. This graph assumes the investment of $100 on December 31, 2006, in the Company’s Common Stock, and compares the performance with the Nasdaq Composite Index, and the Nasdaq Medical Devices and Supplies, Manufacturers and Distributors Index. Measurement points are at December 31 for each respective year. Those companies which compete with the Company in its principal market are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason the Company believes that the Nasdaq Medcal Devices Index is representative of its peer group. The Company pays no dividends on its Common Stock. The Nasdaq Composite Index and the Nasdaq Medical Devices Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. The historical information set forth below is not necessarily indicative of future performance.

Comparative 5-year Cumulative Total Return Among iCAD, Nasdaq Composite Index,

and the Nasdaq Medical Devices and Supplies, Manufacturers and Distributors Index

PROPOSAL II

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

EFFECT A REVERSE STOCK SPLIT

The Board has adopted a resolution approving, and recommends to the stockholders for their approval, a proposed amendment to the Company’s Certificate of Incorporation to authorize the Board, in its discretion, to effect a reverse stock split for the purpose of increasing the per-share market price of the Common Stock in order to maintain its listing on the Nasdaq Capital Market (“Nasdaq”) and for other purposes as described below in this proxy statement. Under this proposed amendment, a certain number of outstanding shares of Common Stock, as determined by the applicable ratio, would be combined into one share of Common Stock (the “Reverse Stock Split”).

If approved by the stockholders, the Board would have discretion to implement the Reverse Stock Split within a range from not less than 1-for-2 to not greater than 1-for-6. The Board believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Furthermore, notwithstanding stockholder approval, the Board also would have the discretion not to implement a Reverse Stock Split. If the board were to elect to implement a Reverse Stock Split, the Board will set the exchange ratio within the range of the ratios approved by the stockholders. The Board would base such a determination upon the then current trading price of the Common Stock, among other things.

The text of the form of amendment to our Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split is set forth in Appendix A to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is approved by the stockholders and following such approval the Board determines that a Reverse Stock Split is in the best interest of the Company and its stockholders, our Certificate of Incorporation would be amended accordingly.

Purpose of the Reverse Stock Split

The Board recommends the Reverse Stock Split for the following reasons:

•	The Board believes that the Reverse Stock Split is the most effective means of increasing the per-share market price of the Common Stock in order to maintain the Company’s listing on Nasdaq; and

•	The Board believes that a higher per-share market price of the Common Stock could encourage investor interest in the Company and promote greater liquidity for stockholders.

The Company’s Common Stock is currently listed on Nasdaq. The Nasdaq Marketplace Rules impose certain minimum financial requirements on us for the continued listing of the Common Stock. One such requirement is the minimum bid price on the Common Stock of $1.00 per share. On September 9, 2011, the Company received a letter from Nasdaq notifying that the closing bid price of the Company’s Common Stock was below the $1.00 minimum bid price requirement for 30 consecutive business days and, as a result, the Company no longer complies with the minimum bid price requirement under Listing Rule 5450(a)(1) for continued listing on Nasdaq. The letter also stated that the Company has been provided a compliance period of 180 calendar days, or until March 7, 2012, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s Common Stock must have been at least $1.00 per share for a minimum of 10 consecutive business days prior to March 7, 2012. The Company did not regain compliance by March 7, 2012. As a result, on February 23, 2012, the Company requested an extension and notified Nasdaq that it intends to submit to its stockholders a proposal for a reverse split to enable the Company to regain compliance with the $1.00 minimum bid price requirement. The extension was approved by Nasdaq on March 8, 2012. If the reverse split is approved, the Company will effect such reverse split at least ten (10) trading days prior to September 4, 2012 (the 180th day following March 7, 2012).

If the Company is delisted and cannot obtain listing on another major market or exchange, the stock’s liquidity would suffer, and the Company would likely experience reduced investor interest. Such factors may result in a decrease in the stock’s trading price. Delisting also may restrict the Company’s ability to issue additional securities or secure financing, if required.

Alternatives to trading on Nasdaq include being listed for trading on the OTC Bulletin Board or in the “OTC Markets” maintained by the OTC Marketing Group, Inc. However, the alternatives of the OTC Bulletin Board and the “pink sheets” are generally considered to be less efficient and less broad-based than Nasdaq, and therefore less desirable.

The Company believes that delisting from Nasdaq could adversely affect the liquidity and marketability of shares of the Common Stock. The Company also believes that Nasdaq provides a broader market for the Common Stock than would the OTC Bulletin Board or the “OTC Markets” and is, therefore, preferable to those alternatives. The Company believes that a Reverse Stock Split will increase the trading price of the Common Stock to a level high enough to satisfy the Nasdaq minimum bid price requirement for continued listing, and that a Reverse Stock Split would be the most effective means available to avoid the delisting of the Common Stock. During the period from September 9, 2011 through April 6, 2012, the closing sales price per share of the Common Stock ranged from a high of $0.         to a low of $0.        . The closing sales price on April 6, 2012 was $0.        .

The Company also believes that an increase in the per-share price of the Common Stock could encourage increased investor interest in the Common Stock and possibly promote greater liquidity for our stockholders. The Company believes that the current low per-share price of the Common Stock has had a negative effect on the marketability of the Common Stock. The Company believes there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase the Common Stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

Although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Company anticipates that the Reverse Stock Split will result in an increase in the bid price for the Common Stock that will be large enough to avoid delisting from Nasdaq.

Risks Associated with the Reverse Stock Split

Stockholders should note that the effect of the Reverse Stock Split upon the market price for the Common Stock cannot be accurately predicted. In particular, the Company cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be 2 to 6 times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. The market price of the Common Stock may also be affected by other factors which may be unrelated to the Reverse Stock Split or the number of shares outstanding. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, the Company cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, the Company cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

While the Company expects the Reverse Stock Split to be sufficient to prevent Nasdaq from delisting the Common Stock, it is possible that, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share, the Company may not be able to continue to satisfy the additional criteria for continued listing of the Common Stock on Nasdaq. To continue to have the Common Stock eligible for continued listing on Nasdaq, we would also need to satisfy additional criteria under at least one of the three standards. Under Equity Standard Listing Rules, these criteria require, in addition to the minimum bid price, that:

•	the Company has stockholders’ equity of at least $10 million;

•	the public float must consist of at least 500,000 shares with a market value of at least $1 million (public float defined under Nasdaq’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

•	there be at least 300 public holders of the Common Stock;

•	there be at least two market makers for the Common Stock; and

•	the Company complies with certain corporate governance requirements.

The Company believes that it satisfies all of these other continued listing criteria as of the mailing date of these proxy materials. However, the Company cannot assure you that it will be successful in continuing to meet all requisite continued listing criteria.

The Company requested an extension from Nasdaq based on approval of a Reverse Stock Split. The extension was approved by Nasdaq until September 4, 2012. However, there can be no assurance that Nasdaq’s hearing panel will continue to permit listing of the Company’s Common Stock even if the Reverse Stock Split is implemented.

The Company believes that the Reverse Stock Split may result in greater liquidity for stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the share price does not increase as a result of the Reverse Stock Split.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares in the Company.

Board Discretion to Implement Reverse Stock Split

If the Reverse Stock Split is approved by the stockholders at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split at the applicable ratio (with such ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination shall be based upon various factors, including meeting the continued listing requirements for Nasdaq, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split.

Effect of the Reverse Stock Split on Registration and Voting Rights

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split, if the Common Stock meets the minimum bid requirement and the Nasdaq hearing panel agrees to maintain listing of the Common Stock on Nasdaq the Common Stock would continue to be reported on Nasdaq under the symbol “iCAD” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 1% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding shares of Common Stock after the Reverse Stock Split. Although the Reverse Stock Split would not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

Effect of the Reverse Stock Split on the Authorized but Unissued Shares

The number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Stock Split. For example, based on the xx,000,000 shares of Common Stock outstanding on the Record Date and the 85,000,000 shares of Common Stock that are authorized under the Certificate of Incorporation, a Reverse Stock Split would have the effect of increasing the number of authorized but unissued shares of Common Stock from                      to a range of                      to                      depending on the applicable ratio. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect. Although the Company is not proposing the Reverse Stock Split for this purpose, the Company could, subject to the Board’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of the Certificate of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board. The Company does not, at this time, have any plans, arrangements or understandings with respect to the increased number of authorized but unissued shares of Common Stock that will be available following the proposed Reverse Stock Split. Rather, the Reverse Stock Split is primarily for the purpose of increasing the per-share market price of the Common Stock in order to maintain listing on Nasdaq.

The par value of the Common Stock would remain at $0.01 per share following the effective time of the Reverse Stock Split.

The Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.01 per share. The Company has not designated a series of preferred stock or issued any shares of preferred stock. The Reverse Stock Split will not affect the number of authorized shares of preferred stock. The par value of the preferred stock would remain at $0.01 per share following the Reverse Stock Split.

Effect of the Reverse Stock Split on Issued and Outstanding Shares

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of Common Stock. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent the Reverse Stock Split results in any stockholders receiving cash in lieu of fractional shares as described below.

The Reverse Stock Split will reduce the total number of issued and outstanding shares of Common Stock by the reverse split ratio determined by the Board within the limits set forth in this proposal. As of the Record Date, the Company had                      shares of Common Stock issued and outstanding. For purposes of illustration, if the Board chooses to implement a 1-for 2, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be                      and if the Board chooses to implement a 1-for-6 ratio, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be                     . Therefore, after the Reverse Stock Split, the Company will have anywhere from                      to                      shares of Common Stock issued and outstanding.

Effect of the Reverse Stock Split on Stock Options

The Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company’s existing stock option plans and stock incentive plan (collectively, the “Plans”) in proportion to the applicable ratio of the Reverse Stock Split. The total number of shares of Common Stock currently authorized for issuance but unissued at the Record Date under the Plans is                      (prior to giving effect to the Reverse Stock Split). A Reverse Stock Split would have the effect of reducing the shares of Common Stock authorized for issuance under the Plans to range from between                     to                      depending on the applicable ratio. All shares reserved for issuance under the Plans may be used for incentive stock options. The Company also has outstanding stock options to purchase shares of Common Stock. The Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options. For example, a pre-split option to purchase 300 shares of Common Stock with an exercise price of $1.00 per share would be converted post-split into an option to purchase, depending on the applicable ratio, 150 to 50 shares of Common Stock with an exercise price of $2.00 to $6.00 per share, respectively. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. The Reverse Stock Split also will reduce the maximum number of shares of Common Stock with respect to which awards may be granted under the Plans to any single employee during any fiscal year, which, for each of the 2005 and 2007 Plans currently is 800,000 shares of Common Stock (prior to giving effect to the Reverse Stock Split). A Reverse Stock Split would have the effect of reducing the maximum number of shares of Common Stock with respect to which awards may be granted under each of the 2005 and 2007 Plan to any employee during any fiscal year to a range from 400,000 to 133,333, depending on the applicable ratio.

In addition, if the Company’s stockholders approve the proposal to adopt the 2012 Stock Plan (Proposal III), the Company will have available for issuance 3,000,000 shares, (prior to giving effect to the Reverse Stock Split) under the 2012 Plan. A Reverse Stock Split would have the effect of reducing the shares of Common Stock authorized for issuance under the 2012 Plan to range from between 1,500,000 and 500,000 depending on the applicable ratio.

Effective Date

If the proposed Reverse Stock Split is approved at the Annual Meeting and the Board elects to proceed with the Reserve Stock Split within the range of the stated ratios, the Reverse Stock Split would become effective when the filing of the certificate of amendment to the Certificate of Incorporation is accepted and recorded by the office of the Secretary of State of the State of Delaware (the “Effective Date”), although the exact timing of the filing will be determined by the Board based on its determination that such action will be in the best interests of the Company and its stockholders as discussed above. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board within the range set forth in this proposal.

Exchange of Stock Certificates

Stockholders holding shares of Common Stock in certificate form will be sent a transmittal letter by Continental Stock Transfer & Trust Company, our transfer agent, after the effectiveness of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender its, his or her certificate(s) representing shares of Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates for New Certificates registered in the same name.

Upon surrendering all Old Certificates together with a properly completed and executed letter of transmittal, stockholders will receive a New Certificate(s) representing the number of whole shares of Common Stock which they are entitled as a result of the Reverse Stock Split.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend that is on the back of the Old Certificate. Any stockholder whose Old Certificate has been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Upon the Reverse Stock Split, the Company intends to treat shares of Common Stock held by stockholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be asked to effect the Reverse Stock Split for their beneficial holders. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact the stockholder’s bank, broker or other nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under Delaware law, our stockholders would not be entitled to rights of dissent and appraisal with respect to the Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on Nasdaq during regular trading hours for the five trading day period ending on the last business day immediately preceding the Effective Date.

Federal Income Tax Consequences of the Reverse Stock Split

Circular 230 Notice:

The tax discussion contained in this Proxy Statement is not in the form of a covered opinion within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any discussion contained in this document for the purpose of avoiding U.S. federal tax penalties. The tax summary contained in this document was written to support the promotion or marketing of the transactions or matters described in it. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following summary of the federal income tax consequences of a Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. The summary does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Accordingly, notwithstanding anything to the contrary, each stockholder should consult his, her or its tax advisor to determine the particular tax consequences of a Reverse Stock Split to him, her or it, including the application and effect of federal, state, local and/or foreign income tax and other laws. The following summary assumes that shares of Common Stock are held as “capital assets” within the meaning of the Code.

The Company

The Company believes the Reverse Stock Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

The Stockholders

Generally, a Reverse Stock Split will not result in the recognition of gain or loss to a stockholder for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of old shares of Common Stock exchanged for such new shares of Common Stock. The holding period of the new, post-split shares of Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding period for the pre-split shares of Common Stock exchanged for the new shares of Common Stock.

The receipt of shares of post-Reverse Stock Split Common Stock in the transaction should not result in the recognition of gain or loss or dividend income as a result of the Reverse Stock Split, and the tax basis and holding period of a stockholder in shares of pre-Reverse Stock Split Common Stock will carry over as the tax basis and holding period of such stockholder’s shares of post-Reverse Stock Split Common Stock.

Generally, the receipt of cash in lieu of a fractional share will be treated as though such fractional shares had been redeemed by the Company in exchange for the cash payment. Gain, if any, realized by such stockholders on the transaction will be recognized in an amount not in excess of the cash received. Recognized gain will be taxed either as a dividend to the extent of the stockholder’s ratable share of our earnings and profits (as that term is used in Section 316 of the Code), if any, or as capital gain. The determination whether the receipt of cash has the effect of the distribution of a dividend is made by applying the rules under Section 302 of the Code. The tax basis and holding period of such stockholder in shares of pre-Reverse Stock Split Common Stock generally will carry over as the tax basis and holding period of such stockholder’s shares of post-Reverse Stock Split Common Stock.

Backup Tax Withholding

The Company is required to furnish to the record holders of Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the Common Stock.

You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Accounting Consequences of the Reverse Stock Split

The par value per share of the Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, stated capital attributable to the Common Stock will be reduced and additional paid-in-capital will be increased by the amount by which stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Approval Required

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote on this proposal is required to approve the amendment of the Company’s Certificate of Incorporation to effect the Reverse Stock Split. Abstentions and “broker non-votes” have the same effect as negative votes on such proposal. This proposal to approve an amendment to our Certificate of Incorporation to effect the Reverse Stock Split is considered a routine matter and, as such, your broker may vote your shares without receiving your voting instructions.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO

OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL III

APPROVAL OF THE COMPANY’S 2012 STOCK INCENTIVE PLAN

Subject to stockholder approval at the Annual Meeting, the Board adopted the iCAD, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan” or “2012 Plan”) on March 7,, 2012. The reason for seeking stock approval of Proposal III is to satisfy certain requirements of (i) the Code, related to Incentive Stock Options, as defined below, and performance-based compensation under Code Section 162(m) and (ii) the NASDAQ Marketplace Rules.

The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the Company’s Common Stock. The Board has found that the grant of options under its existing stock option and stock incentive plans has proven to be a valuable tool in attracting, retaining and motivating key employees and consultants. Accordingly, the Board believes that the 2012 Stock Incentive Plan (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company’s ability to be competitive. The Company believes that there is not a sufficient amount of options and stock awards available for future grant under the Company’s existing stock option and stock incentive plans. The last sale price of the Common Stock on April 6, 2012 was $            .

To date, except as set forth below, no options or other awards have been granted under the 2012 Stock Incentive Plan. If the 2012 Stock Incentive Plan is approved by the stockholders, additional options or other stock based awards may be granted under the 2012 Stock Incentive Plan, the timing, amounts and specific terms of which have not been determined at this time.

Awards.

The 2012 Plan provides for the grant of any or all of the following types of awards (collectively, “Awards”): (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the Board of Directors or the Committee (as defined below). Subject to anti-dilution adjustments as provided in the 2012 Plan, (i) the 2012 Plan provides for a total of 3,000,000 shares of Common Stock to be available for distribution pursuant to the 2012 Plan, and subject to the provisions of the immediately preceding paragraph, the maximum number of shares of Stock with respect to which Options, Deferred Stock, Restricted Stock or Other Stock-Based Awards may be granted or measured to any participant under the 2012 Plan during any calendar year or part thereof shall not exceed 500,000 shares. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2012 Plan shall be 3,000,000 shares. If any outstanding Award is canceled, forfeited, delivered to the Company as payment for the exercise price or surrendered to the Company for tax withholding purposes, shares of Common Stock allocable to such Award may again be available for Awards under the Stock Incentive Plan.

Administration The 2012 Plan may be administered by the Board of Directors (the “Board”) or a Committee (the “Committee”) consisting of two or more members of the Board of Directors appointed by the Board. Each member of the Committee shall to the extent practicable, be “non-employee directors” for the purpose of Rule 16b-3 under the Exchange Act and, if practicable, shall also qualify as “outside directors” for the purpose of the performance-based compensation exception under Code Section 162(m) except to the extent that the Board determines that such compliance is not necessary or that it is not desirable or that it is not practicable. The Board or the Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award and the share price. The Board or the Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which Common Stock and other amounts payable with respect to an Award will be deferred. The Board or Committee may delegate some of the functions referred to above to the Company’s Chief Executive Officer or Chief Financial Officer. The 2012 Plan will become effective upon its approval and adoption at the Annual Meeting (the "Effective Date") and no Award shall be granted pursuant to the 2012 Plan on or after the tenth anniversary of the Effective Date.

Eligibility and Participation. Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary are eligible to be granted Options or other Awards under the 2012 Plan. In addition, Non-Qualified Stock Options and other Awards may be granted under the 2012 Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the 2012 Plan shall be determined by the Board or the Committee, as the case may be.

A participant’s right, if any, to continue to serve the Company as a director, executive officer, other key employee, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the 2012 Plan. Participants may receive one or more Awards under the 2012 Plan.

Forms of Awards

Stock Options. The 2012 Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options. The Board or the Committee, as the case may be, shall determine those persons to whom Stock Options may be granted.

Incentive Stock Options granted pursuant to the 2012 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2012 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant (“10% Stockholder”)), and under certain circumstances set forth in the 2012 Plan, may be exercised within three (3) months following termination of employment (one year in the event of death, retirement at normal retirement age or disability of the optionee), unless the term of the option, pursuant to the stock option agreement, expires earlier or unless the Board or Committee determines to shorten or extend the exercise periods. Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of a Non-Qualified Stock Option may be less than such fair market value on the date of grant.

Under the 2012 Plan, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

The 2012 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to Awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued upon the exercise of any option granted under the 2012 Plan until the full option price has been paid by the optionee. The Board of Directors or the Committee may grant individual options under the 2012 Plan with more stringent provisions than those specified in the 2012 Plan.

Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provides. Stock options granted under the 2012 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option’s date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 2012 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted on or after the tenth anniversary of the Effective Date.

Restricted and Deferred Stock Awards. Under the 2012 Plan, the Board or the Committee may grant shares of restricted Common Stock either alone or in tandem with other Awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. In addition, a participant in the 2012 Plan who has received a Deferred Stock Award may request, under certain conditions, the Board or the Committee to defer the receipt of an Award (or an installment of an Award) for an additional specified period or until the occurrence of a specified event.

Performance-Based Awards and Performance Goals. Certain Awards made under the 2012 Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”). Under Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the four most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1 million in any one tax year. Among other criteria, Awards only qualify as Performance-Based Awards if at the time of grant the Committee is administrating the 2012 Plan and the Committee is comprised solely of two or more “outside directors” (as this term is used in Code Section 162(m) and the regulations thereunder). In addition, the Company must obtain stockholder approval of material terms of performance goals for such “performance-based compensation.”

By approving the 2012 Stock Incentive Plan, stockholders are also approving the material terms of the performance measures set forth in the Stock Incentive Plan that form the basis upon which the Committee may issue Performance-Based Awards.

Under the 2012 Plan, the Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; pre-tax income before FAS 123R expense; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company , if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

All Stock Options and certain Stock Awards, Performance Awards, and Other Awards granted under the 2012 Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Code Section 162(m).

Other Stock Based Awards. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any parent or subsidiary of the Company, may be granted either alone or in tandem with other Awards.

Effect of a Change of Control. Upon a “Change of Control” (as defined in the 2012 Plan) unless a majority of the Board determines otherwise prior to such Change of Control, generally, all outstanding Stock Options which have been outstanding for at least one year shall become exercisable in full, whether or not exercisable at the time and any such option shall remain exercisable in full until it expires pursuant to its terms and all restrictions and deferral limitations contained in any Restricted Stock Award, Deferred Stock Award and Other Stock-Based Award granted under the 2012 Plan shall lapse. All restrictions and deferral limitations with respect to a 409A Deferred Stock Award or with respect to a Participant’s Deferred Restricted Stock Account shall not lapse unless the “Change of Control” qualifies as a “409A Change” (as defined in the 2012 Plan).

Termination of Employment. The 2012 Plan provides for certain periods after termination of employment during which a participant may exercise a Stock Option if employment is terminated due to death or disability or normal retirement, as defined in the 2012 Plan. A participant whose employment is terminated for any reason, including, without limitation, retirement, death or disability, forfeits all unvested, unexercisable and unearned Awards granted to the participant. Except as set forth above the Board or Committee, as the case may be, shall determine the post employment rights of a participant with respect to an Award that was vested or earned prior to termination. The 2012 Plan’s provisions relating to termination of employment may be modified in the discretion of the Board or Committee.

Term and Amendment. If the stockholders approve the 2012 Plan at this Annual Meeting, the 2012 Plan will become effective as of May 22, 2012 and no award will be granted more than ten years after May 22, 2012. The Board may at any time, and from time to time, amend any of the provisions of the 2012 Plan, and may at any time suspend or terminate the 2012 Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the 2012 Plan with the requirements of Rule 16b-3 or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to certain provisions of the 2012 Plan, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the Participant without the Participant's consent, except for such amendments which are made to cause the 2012 Plan to qualify for the exemption provided by Rule 16b-3. Moreover, no Stock Option previously granted under the 2012 Plan may be amended to reduce the exercise price of the Stock Option.

Summary of U.S. Federal Income Tax Consequences

The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (referred to as “AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (referred to as the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.

For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. The Company will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

Company Deduction. Generally, whenever a participant realizes ordinary income under the Stock Incentive Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Code Section 162(m), however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2012 STOCK INCENTIVE PLAN

PROPOSAL IV

RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2011. The Audit Committee of the Board of Directors has re-appointed BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2012, and the Board is asking stockholders to ratify that selection. Although, current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO USA, LLP for ratification by stockholders as a matter of good corporate practice. The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO USA, LLP as auditors, at any time during the 2011 fiscal year, if it deems such change to be in the best interest of the Company. If the stockholders do not ratify the selection of BDO USA, LLP, the Audit Committee will review the Company’s relationship with BDO USA, LLP and take such action as it deems appropriate, which may include continuing to retain BDO USA, LLP as the Company’s independent registered public accounting firm. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2013 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Corporate Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, not later than February 7, 2013 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Under our By-Laws, to be in proper form, each such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of our stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act .

If a stockholder submits a proposal after the February 7, 2013 deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) for the fiscal year ending December 31, 2012 to be held in 2013, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Corporate Secretary in proper form at the address set forth above so that it is received by our Corporate Secretary not less than 50 nor more than 75 days prior to the meeting unless less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case, no less than the close of business on the tenth day following the date on which the notice of the date of the meeting was mailed or other public disclosure of the date of the meeting was made.

We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 30, 2012. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10-K SHOULD BE MADE TO:

ICAD, INC.

98 SPIT BROOK ROAD, SUITE 100

NASHUA, NEW HAMPSHIRE 03062

ATTENTION: COMPANY SECRETARY

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Kenneth Ferry,

President and Chief Executive

Officer

April 9, 2012

APPENDIX A

Proposed Amendment to Certificate of Incorporation to the Share Authorization Proposal (Proposal 1)

Article                     will be amended and restated in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty Six Million (86,000,000), consisting of Eighty-Five Million (85,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”), and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”). The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each                      (            ) shares of Common Stock currently issued and outstanding. Such combination shall not change the number of shares of capital stock which the Corporations hall have authority to issue as set forth in this Certificate of Amendment to Certificate of Incorporation nor shall it affect the rights or preferences of the holders of Common Stock now issued and outstanding.”

APPENDIX B

iCAD, INC.

2012 Stock Incentive Plan

Section 1. Purposes; Definitions.

The purpose of the iCAD, Inc. 2012 Stock Incentive Plan is to enable iCAD, Inc. to offer to those of its employees and to the employees of its Subsidiaries and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing their ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees or other persons and the stockholders of iCAD, Inc.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Board” means the Board of Directors of iCAD, Inc.

(b)	“Cause” shall have the meaning ascribed thereto in Section 5(b)(ix) below.

(c)	“Change of Control” shall have the meaning ascribed thereto in Section 10 below.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

(e)	“Committee” means any committee of the Board, which the Board may designate.

(f)	“Company” means iCAD, Inc., a corporation organized under the laws of the State of Delaware.

(g)	“Covered Employee” shall mean any employee of the Company or any of its Subsidiaries who is deemed to be a “covered employee” within the meaning of Section 162(m) of the Code.

(h)	“Deferred Restricted Stock Account” shall mean an account established under this Plan on behalf of a Participant which shall be credited with Stock Units (as defined in Section 6 below) as a result of such Participant’s election to defer his/her Restricted Stock (and, if applicable, dividend equivalents with respect to such shares of Restricted Stock).

(i)	“Deferred Stock” means Stock to be received, under an award made pursuant to Section 7 below, at the end of a specified deferral period.

(j)	“Disability” means disability as determined under procedures established by the Board or the Committee for purposes of the Plan.

(k)	“Early Retirement” means retirement, with the approval of the Board or the Committee, for purposes of one or more award(s) hereunder, from active employment with the Company or any Parent or Subsidiary prior to age 65.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

(m)	“Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the principal market for the Stock is a national securities exchange or the Over The Counter Bulletin Board, the closing sale price of the Stock on such day as reported by such exchange or market system or quotation medium, or on a consolidated tape reflecting transactions on such exchange or market system or quotation medium, or (ii) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Over The Counter Bulletin Board, the mean between the closing bid sale price for the Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Stock.

(n)	“409A Change” shall mean (i) the acquisition by any one person, or more than one person acting as a group, of Stock that, together with Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Stock; (ii) (a) the acquisition by any one person, or more than one person acting as a group (or the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons) of ownership of Stock possessing fifty percent (50%) or more of the total voting power of the Stock; or (b) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the acquisition by any one person or more than one person acting as a group (or the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons) of assets from the Company resulting in a Change of Control and, in any event, that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that in no event shall a “409A Change” occur unless it is also a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership a substantial portion of the Company’s assets” under Code Section 409A and the Treasury regulations issued thereunder.

(o)	“409A Deferred Stock Award” shall mean a Deferred Stock award that is or has become subject to Section 409A of the Code.

(p)	“Identification Date” shall mean each December 31.

(q)	“Incentive Stock Option” means any Stock Option which is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor thereto.

(r)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s)	“Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after age 65.

(t)	“Other Stock-Based Award” means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

(u)	“Participant” shall mean any person who has received an award of an Option, Deferred Stock, Restricted Stock or an Other-Stock Based-Award under the Plan.

(v)	“Parent” means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

(w)	“Plan” means this iCAD Inc. 2012 Stock Incentive Plan, as hereinafter amended from time to time.

(x)	“Restricted Stock” means Stock, received under an award made pursuant to Section 6 below, that is subject to restrictions imposed pursuant to said Section 6.

(y)	“Retirement” means Normal Retirement or Early Retirement.

(z)	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time, and any successor thereto.

(aa)	“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

(bb)	“Specified Employee” means any Participant (As hereinafter defined) who is (i) an officer of the Company and (ii) receives annual compensation from the Company in excess of $130,000 (or such other amount as determined pursuant to Code Section 416(i)(1)(A)(i)). The term Specified Employee shall also include any other individual who satisfies the definition of specified employee under Code Section 409A. A Participant is a Specified Employee if he/she meets the foregoing requirements at any time during the 12-month period ending on an Identification Date. If a Participant is a Specified Employee as of an Identification Date, such Participant is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the Identification Date.

(cc)	“Stock” means the Common Stock of the Company, $.01 par value per share.

(dd)	“Stock Option” or “Option” means any option to purchase shares of Stock which is granted pursuant to the Plan.

(ee)	“Subsidiary” means any present or future (A) subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto, or (B) unincorporated business entity in which the Company owns, directly or indirectly, 50% or more of the voting rights, capital or profits.

(ff)	“Unforeseen Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 2. Administration.

The Plan shall be administered by the Board, or at its discretion, the Committee, the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and to the extent practicable, shall be a “Non-Employee Director,” as defined in Rule 16b-3 and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation. To extent practicable, the members of the Committee shall each be an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder.

The Board or the Committee, as the case may be, shall have the authority to grant, pursuant to the terms of the Plan, to officers and other employees or other persons eligible under Section 4 below: (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, and/or (iv) Other Stock-Based Awards.

For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of the Plan):

(i)	to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder;

(ii)	to determine the Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

(iii)	to determine the number of shares of Stock to be covered by each award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration, exercisability and/or forfeiture provisions);

(v)	to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of the Plan;

(vi)	to substitute (A) new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option exercise or purchase prices and/or containing other less favorable terms, and (B) new awards of any other type for previously granted awards of the same type, including previously granted awards which contain less favorable terms.

Subject to Section 11 hereof, the Board or the Committee, as the case may be, shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

Subject to the provisions of the Plan and notwithstanding anything to the contrary above, the Board or the Committee, as the case may be, may, in its sole discretion, from time to time delegate to the Chief Executive Officer of the Company (the "CEO") or the Chief Financial Officer of the Company (the “CFO”) the authority, subject to such terms as the Board or the Committee, as the case may be, shall determine, to determine and designate from time to time the employees or other persons to whom awards under the Plan may be granted and to perform other specified functions under the Plan; provided, however, that the CEO or CFO, as the case may be, may not grant any award to, or perform any function related to an award to, himself or herself, as the case may be, or any individual (i) who is an executive officer of the Company or (ii) then subject to Section 16 of the Exchange Act or (iii) who is or, in the determination of the Board or the Committee, as the case may be, may become a Covered Employee, and any such grant or function relating to such individuals shall be performed solely by the Board or the Committee, as the case may be, to ensure compliance with the applicable requirements of the Exchange Act and the Code or (iv) where the grant or performance of such function by the CEO or CFO will cause the Plan not to comply with any applicable regulation of any securities exchange or automated quotation system where the Stock is listed for trading.

Any such delegation of authority by the Board or the Committee, as the case may be, shall be by a resolution adopted by the Board or the Committee, as the case may be, and shall specify all of the terms and conditions of the delegation. The resolution of the Board or the Committee, as the case may be, granting such authority may authorize the CEO or CFO to grant awards pursuant to the Plan and may set forth the types of awards that may be granted; provided, however, that the resolution shall (i) specify the maximum number of shares of Stock that may be awarded to any individual Plan participant and to all participants during a specified period of time and (ii) specify the exercise price (or the method for determining the exercise price) of an award, the vesting schedule, and any other terms, conditions, or restrictions that may be imposed by the Board or the Committee, as the case may be, in its sole discretion. The resolution of the Board or the Committee, as the case may be, shall also require the CEO or CFO, as the case may be, to provide the Board or the Committee, as the case may be, on at least a monthly basis, a report that identifies the awards granted pursuant to the delegated authority and, with respect to each award: the name of the participant, the date of grant of the award, the number of shares of Stock subject to the award, the exercise period and exercise price, if any and vesting provisions of such award. All awards granted pursuant to delegated authority are subject to the resolutions of the Board or the Committee, as the case may be, granting such authority.

The Board or the Committee, or the case may be, may also delegate to other officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan that are not inconsistent with Rule 16b-3 or other rules or regulations applicable to the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Board or Committee, as the case may be.

Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Board or the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan Participants.

Section 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been optioned cease to be subject to a Stock Option award for any reason (other than by issuance of such shares upon exercise of a Stock Option), or if any shares of Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based award are forfeited or any such award otherwise terminates without the issuance of such shares such shares shall again be available for distribution under the Plan. Without limiting the foregoing, (i) any shares of Stock subject to an award that remain unissued upon the cancellation, surrender, exchange or termination of such award without having been exercised or settled, (ii) any shares of Stock subject to an award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an award and (iii) any shares of Stock equal to the number of previously owned shares of Stock surrendered to the Company as payment of the exercise price of a Stock Option or to satisfy tax withholding obligations with respect to an award, shall again be available for distribution under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the (A) aggregate number of shares of Stock reserved for issuance under the Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under the Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding awards granted under the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee, as the case may be, of the alternative settlement right which is set forth in Section 5(b)(xi) below.

Subject to the provisions of the immediately preceding paragraph, the maximum number of shares of Stock with respect to which Options, Deferred Stock, Restricted Stock or Other Stock-Based Awards may be granted or measured to any Participant under the Plan during any calendar year or part thereof shall not exceed 500,000 shares. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 3,000,000 shares of Stock.

Section 4. Eligibility.

Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary are eligible to be granted Options and awards under the Plan. In addition, Non-Qualified Stock Options and other awards may be granted under the Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

The Board or the Committee, as the case may be, may, in its sole discretion, include additional conditions and restrictions in the agreement entered into in connection with such awards under the Plan. The grant of an Option or other award under the Plan, and any determination made in connection therewith, shall be made on a case by case basis and can differ among optionees and grantees. The grant of an Option or other award under the Plan is a privilege and not a right and the determination of the Board or the Committee, as the case may be, can be applied on a non-uniform (discretionary) basis.

Section 5. Stock Options.

(a)	Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under said Section 422.

(b)	Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(i)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of grant but as to Incentive Stock Options and Non-Qualified Stock Options shall be not less than 100% (110% in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent, if any, or its Subsidiaries) of the Fair Market Value of the Stock at the time of grant.

(ii)	Option Term. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted.

(iii)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee, as the case may be. If the Board or the Committee, as the case may be, provides, in its discretion, that any Stock Option is exercisable only in installments, the Board or the Committee, as the case may be, may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee, as the case may be, shall determine.

(iv)	Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price for the Stock Options exercised, which shall be in cash or, if provided in the Stock Option agreement referred to in Section 5(b)(xii) below or otherwise provided by the Board, or Committee, as the case may be, either at or after the date of grant of the Stock Option, in whole shares of Stock which are already owned by the holder of the Option or partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. If permitted, payments of the exercise price and any tax required to be withheld by the Company in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition to the foregoing, payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares covered by the option and deliver the sale or margin loan proceeds directly to the Company. Except as otherwise expressly provided in the Plan or in the Stock Option agreement referred to in Section 5(b)(xii) below or otherwise provided by the Board or Committee, as the case may be, either at or after the date of grant of the Option, no Option which is granted to a person who is at the time of grant an employee of the Company or of a Subsidiary or Parent of the Company may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or a Subsidiary. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or Committee, as the case may be, has given the representation described in Section 13(a) below.

(v)	Transferability; Exercisability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, except as may be otherwise provided with respect to a Non-Qualified Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued as referred to in Section 5(b)(xii) below (which agreement may be amended, from time to time). Except as otherwise provided in the Stock Option agreement relating to a Non-Qualified Stock Option, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

(vi)	Termination by Reason of Death. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii)	Termination by Reason of Disability. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(viii)	Termination by Reason of Retirement. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the date of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Parent or Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Board or the Committee, as the case may be, so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

(ix)	Other Termination. Subject to the provisions of Section 13(g) below and unless otherwise determined by the Board or Committee, as the case may be, at or after the time of grant, if an optionee's employment by the Company or any Parent or Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon automatically terminate, except that if the optionee is involuntarily terminated by the Company or any Parent or a Subsidiary without Cause (as hereinafter defined), such Stock Option may be exercised for a period of three months (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter. For purposes of the Plan, "Cause" shall mean (1) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (3) the failure on the part of the optionee to perform his or her employment duties in any material respect. In addition, with respect to an option granted to an employee of the Company, a Parent or a Subsidiary, for purposes of the Plan, "Cause" shall also include any definition of "Cause" contained in any employment agreement between the optionee and the Company, Parent or Subsidiary, as the case may be.

(x)	Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all such plans of optionee's employer corporation and its Parent and Subsidiaries) shall not exceed $100,000.

(xi)	Alternative Settlement of Option. If provided for, upon the receipt of written notice of exercise or otherwise provided for by the Board or Committee, as the case may be, either at or after the time of grant of the Stock Option, the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any "window period" provisions of Rule 16b-3, to the extent applicable, and with such other conditions as the Board or Committee, as the case may be, may impose.

(xii)	Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the Participant.

Section 6. Restricted Stock.

(i)	Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee, as the case may be, may determine.

(b)	Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(i)	Restricted Stock, when issued, shall either be issued in book-entry form or will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, any certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Any such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

(ii)	Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. Unless the Board or Committee determines otherwise, the holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or Committee, as the case may be, with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(iii)	Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

(iv)	Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the Participant.

(c)	Restricted Stock Deferrals

(i)	Deferral Agreement

A Participant who may be or has been awarded Restricted Stock by the Company may make a deferral election under the Plan by completing and submitting to the Company a written Stock Deferral Agreement provided by the Company during the enrollment period. The Stock Deferral Agreement must comply with the timing conditions of Section (ii) below. The Stock Deferral Agreement shall indicate: (1) the number of shares of Restricted Stock a Participant elects to defer, (2) the disposition of dividend equivalents, and (3) the Participant’s election of a payment schedule for his or her Deferred Restricted Stock Account. Notwithstanding any provision to the contrary in this Plan, a Participant’s Deferred Restricted Stock Account is payable solely in shares of the Company’s common stock (with any fractional share paid in cash). Dividend equivalent payments shall be made with respect to Stock Units, as defined in Section (iv) below, credited to a Participant’s Deferred Restricted Stock Account in the amount that would have been paid (or reinvested) as a dividend if each Stock Unit were a share of common stock of the Company. Subject to the participant’s election in Section 6(c)(i)(2) hereof, any such dividend equivalent shall be credited to the Participant’s Deferred Restricted Stock Account. The number of Stock Units into which the dividend equivalents are converted shall be calculated based on the price per share of the Stock of the Company as of the date the dividend is paid.

(ii)	Timing of Stock Deferral Agreement

A deferral election relating to Restricted Stock will be invalid unless the election satisfies one of the following conditions:

(1) The election may be made at any time that is no later than December 31 of the year prior to the year in which the Restricted Stock is granted or, with respect to Restricted Stock that is subject to a vesting period of at least twelve (12) months, the election made on or before the thirtieth (30th) day after the Participant is granted the Restricted Stock and further provided that the election is made at least twelve (12) months in advance of the earliest date on which the vesting period could expire. Notwithstanding the foregoing to the contrary, a Participant shall not be permitted to elect to defer the receipt of Restricted Stock unless such election complies with Code Section 409A and Treasury Regulations, IRS Rulings and IRS Notices issued thereunder (a “Pre-Grant Stock Deferral Election”);

(2) The election may be made later than the time or times set forth in (1) above, provided the deferral election period shall occur during the period which is at least twelve (12) months prior to the date on which the Restricted Stock becomes vested (a “Post-Grant Stock Deferral Election”). Any Post-Grant Stock Deferral Election must indicate a distribution date that is at least five (5) years later than the vesting date of the related Restricted Stock; or

(3) In the case of Restricted Stock that qualify as performance-based under Code Section 409A, the election may be made no later than six (6) months prior to the vesting date of the Restricted Stock (a “Performance-Based Stock Deferral Election”).

(iii)	Effect of Deferral Election

Except as provided in Section 6(c)(vi) regarding changing a payment schedule election, deferral elections are irrevocable.

(iv)	Additional Effect of Deferral Election on Restricted Stock

When a Participant makes a deferral election for Restricted Stock, such Participant shall continue to hold (or otherwise be credited with ownership of) the shares of Restricted Stock which are subject to the election, and remains able to exercise all rights of ownership accorded to him or her as the owner of unvested Restricted Stock with respect to such shares, as set forth in the Participant’s underlying Restricted Stock award agreement, until the day immediately prior to the “vesting date” of such deferred Restricted Stock shares. During such period, any dividends declared with respect to such deferred Restricted Stock shares shall be distributed in accordance with the provisions of the plan pursuant to which the Restricted Stock is granted (e.g., paid in cash to the Participant or reinvested in Stock), as provided in the Company’s Restricted Stock agreement.

On the day immediately prior to the “vesting date” of the deferred Restricted Stock shares subject to the stock deferral election, such shares are deemed to be surrendered to the Company by the Participant, and exchanged for stock units (“Stock Units”) which are simultaneously “deferred” (and credited to the Participant’s Deferred Restricted Stock Account pursuant to provisions of the Plan).

(v)	Effect of FICA/FUTA Obligation

As of the applicable vesting date, Restricted Stock is subject to taxation under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”). The Company, without the Participant’s consent, may satisfy the Company’s withholding obligation for FICA and FUTA taxes payable by the Participant with respect to the Restricted Stock by withholding from the deferral and thus reducing the deferral amount.

(vi)	Changing Payment Schedule Election

With respect to the portion of a Participant’s Account that is a Post-Grant Stock Deferral Election, the Participant shall be permitted to change his or her payment schedule election at any time, but only if: (1) such subsequent election may not take effect until at least twelve (12) months after the date on which it is made, (2) if such subsequent election relates to a payment not made on account of the Participant’s death, disability or Unforeseeable Emergency, the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (3) any subsequent election related to a payment described in Code Section 409A(2)(A)(iv) may not be made less than twelve (12) months prior to the date of the first scheduled payment.

With respect to the portion of a Participant’s Account that is a Pre-Grant Stock Deferral Election or a Performance-Based Stock Deferral Election, the Participant shall be permitted to change his or her payment schedule election at any time by filing a new Stock Deferral Agreement, provided such election is made in accordance with the paragraph above, or prior to the time at which the election to defer the Restricted Stock must be made pursuant to a Pre-Grant Stock Deferral Election (Section 6(c)(ii)(1)) or a Performance-Based Stock Deferral Election (Section 6(c)(ii)(3)), as applicable.

Section 7. Deferred Stock.

(a)	Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of the Deferred Stock upon the attainment of such factors or criteria as the Board or the Committee, as the case may be, shall determine.

(b)	Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and Deferred Stock agreement referred to in Section 7(b)(viii) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vii) below, where applicable), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

(ii)	As determined by the Board or the Committee, as the case may be, at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the Participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

(iii)	Subject to the provisions of the Deferred Stock agreement referred to in Section 7(b)(viii) below and this Section 7 and Section 13(g) below, upon termination of a Participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vii) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Board or the Committee, as the case may be, at the time of grant.

(iv)	The Board or the Committee, as the case may be, may, after grant, accelerate the vesting of all or any part of any Deferred Stock award.

(v)	In the event of an Unforeseen Emergency of a Participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Board or the Committee, as the case may be, may, at the request of the Participant, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock agreement referred to in Section 7(b)(viii) below with respect to any or all of the Participant's Deferred Stock.

(vi)	In the event of the Participant's Retirement, Disability or death, or in cases of an Unforeseen Emergency, the Board or the Committee, as the case may be, shall waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of a Deferred Stock award.

(vii)	In the event of the Participant's Retirement, Disability, death, or a 409A Change, or in cases of an Unforeseen Emergency, the Board or the Committee, as the case may be, shall waive the limitations imposed hereunder (if any) with respect to a 409A Deferred Stock Award.

(viii)	A Participant and/or the Board or the Committee, as the case may be, may elect to defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified period or until a specified event (the “Additional Deferral Period”); provided however, that (i) such subsequent election may not take effect until at least twelve (12) months after the date on which it is made, (ii) if such subsequent election relates to a payment not made on account of the Participant’s death, disability or Unforeseen Emergency, the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (iii) any subsequent election related to a payment described in Code Section 409A(2)(A)(iv) may not be made less than twelve (12) months prior to the date of the first scheduled payment.

(ix)	Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the Participant.

Section 8. Other Stock-Based Awards.

(a)	Grant and Exercise. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Parent or Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

(b)	Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:

(i)	Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

(ii)	The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Board or the Committee, as the case may be, at the time of the award. The Board or the Committee, as the case may be, may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

(iii)	Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 8(b)(v) below, as determined by the Board or the Committee, as the case may be.

(iv)	In the event of the Participant's Retirement, Disability or death, or in cases of an Unforeseen Emergency, the Board or the Committee, as the case may be, shall waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

(v)	Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the Participant.

Section 9. Performance-Based Awards

(a)	In General. All Options and certain Restricted Stock awards, Deferred Stock awards, and Other Stock-Based Awards granted under the Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards may only qualify as Performance-Based Awards if they are granted by the Committee at a time when the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder) (“Qualifying Committee”).

(b)	Options. Stock Options granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.

(c)	Other Performance-Based Awards. Restricted Stock awards, Deferred Stock awards, and Other Stock-Based Awards granted under the Plan should qualify as Performance-Based Awards if, as determined by a Qualifying Committee, in its discretion, either the granting of such award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 9(d) below. With respect to such awards intended to qualify as Performance-Based Awards:

(1)	the Qualifying Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2)	no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Qualifying Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3)	after the establishment of a performance goal, the Qualifying Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

(d)	Performance Measures. The Qualifying Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; pre-tax income before FAS 123R expense, budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of sales; inventory shrink; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Qualifying Committee may specify, which may include or exclude any or all of the following items as the Qualifying Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Qualifying Committee may specify.

Section 10. Change of Control Provisions.

(a)	A “Change of Control” shall be deemed to have occurred on the tenth day after:

(i)	any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

(ii)	the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

(iii)	the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

(b)	In the event of a “Change of Control” as defined in Section 10(a) above, awards granted under the Plan will be subject to the following provisions, unless the provisions of this Section 10 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a “Change of Control”:

(i)	all outstanding Stock Options which have been outstanding for at least one year shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

(ii)	all restrictions and deferral limitations contained in Restricted Stock awards, Deferred Stock awards and Other Stock-Based Awards granted under the Plan shall lapse and the shares of stock subject to such awards shall be distributed to the Participant. Notwithstanding the foregoing to the contrary, all restrictions and deferral limitations with respect to a 409A Deferred Stock Award or with respect to a Participant’s Deferred Restricted Stock Account shall not lapse under this Section 10(b) unless the “Change of Control” qualifies as a 409A Change.

Section 11. Amendments and Termination.

The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the optionee or Participant without the optionee's or Participant's consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3. Moreover, no Stock Option previously granted under the Plan may be amended to reduce the exercise price of the Stock Option.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a creditor of the Company.

Section 13. General Provisions.

(a)	The Board or the Committee, as the case may be, may require each person acquiring shares of Stock pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing, among other things, that the optionee or Participant is acquiring the shares for investment without a view to distribution thereof.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)	Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

(d)	No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Option or other award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, as the case may be, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company or the Participant's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company or any Parent or Subsidiary.

(e)	The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

(f)	Any Stock Option granted or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

(g)	A leave of absence, unless otherwise determined by the Board or Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

(h)	Except as otherwise expressly provided in the Plan or in any Stock Option agreement, Restricted Stock agreement, Deferred Stock agreement or any Other Stock-Based Award agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

(i)	The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

(j)	If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(k)	The Board or the Committee, as the case may be, may terminate any Stock Option or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or Participant for his or her execution.

(l)	The grant of awards pursuant to the Plan shall not in any way effect the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(m)	Notwithstanding anything in this Plan to the contrary, if the Participant is a Specified Employee and payment of his/her Deferrred Restricted Stock Account or Deferred Stock is being made on account of his/her separation from service, such payment shall be made not earlier than the sixth month anniversary of such Specified Employee’s separation from service.

Section 14. Effective Date of Plan.

The Plan shall be effective as of the date of the approval and adoption thereof at a meeting of the stockholders of the Company.

Section 15. Term of Plan.

No Stock Option, Restricted Stock award, Deferred Stock award or Other Stock-Based Award shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan, but awards granted on or prior to such tenth anniversary may extend beyond that date.

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